Udemy Reports Fourth Quarter and Full Year 2022 Results

•Total revenue increased 22% year-over-year for both the fourth quarter and full year
•Announced strategic actions to further accelerate path to profitability

San Francisco, CA / February 14, 2023 - Udemy (Nasdaq: UDMY), a leading destination for learning and teaching online, today reported results for the three- and twelve-month periods ended December 31, 2022.

“Udemy ended its first full year as a public company strong, despite a very challenging macro environment,” said Gregg Coccari, Udemy’s Chairman and CEO. “We continue to be encouraged by the strength of our leading growth engine, Udemy Business, which is supported by an accelerating shift from offline to online skills development, and the health of our Consumer marketplace. We are cautiously optimistic about the year ahead as we focus on balancing long-term sustainable growth and margin expansion, driving toward delivering a profitable second half of 2023 on an adjusted EBITDA basis.”

Fourth quarter 2022 financial performance highlights include:
•Total revenue increased 22% year-over-year to $165.3 million. Revenue growth includes a negative impact of 4 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue increased 57% year-over-year, including the negative impact of 4 percentage points from changes in FX rates year-over-year, to $90.6 million.
•Udemy Business Annual Recurring Revenue increased 55% year-over-year to $371.7 million and Net Dollar Retention Rate was 115%. Net Dollar Retention Rate for Udemy Business Large Customers, or customers with at least 1,000 employees, was 123%.
•Consumer segment revenue decreased 4% year-over-year, including the negative impact of 5 percentage points from changes in FX rates year-over-year, to $74.7 million.
•Monthly Average Buyers on Udemy’s Consumer marketplace decreased by 2% year-over-year, but increased 3% sequentially from Q3 2022, to 1.36 million.

Fourth Quarter and Full Year 2022 Financial Results and Key Operating Data Summary
(in millions, except customers, percentages and basis points)

	Three Months Ended December 31,		% Change		Fiscal Year Ended December 31,		% Change
	2022	2021	YoY		2022	2021	YoY
Revenue	$165.3	$135.5	22%		$629.1	$515.7	22%
GAAP Gross Profit	$91.3	$71.3	28%		$353.8	$279.6	27%
% of Revenue	55%	53%	260	bps	56%	54%	200	bps
Non-GAAP Gross Profit	$94.0	$72.8	29%		$362.0	$282.3	28%
% of Revenue	57%	54%	320	bps	58%	55%	280	bps
GAAP Net Loss	$(52.2)	$(41.4)	26%		$(153.9)	$(80.0)	92%
Non-GAAP Net Loss	$(22.8)	$(29.3)	(22)%		$(68.3)	$(43.8)	56%
Adjusted EBITDA	$(20.2)	$(25.1)	(19)%		$(48.7)	$(27.9)	74%
% of Revenue	(12)%	(19)%	630	bps	(8)%	(5)%	(230)	bps

Enterprise Segment
Total Customers	13,920	10,515	32%
Annual Recurring Revenue	$371.7	$239.3	55%
Net Dollar Retention	115%	118%	(300)	bps
Segment Revenue	$90.6	$57.8	57%		$314.0	$187.0	68%
Segment Gross Profit	$60.4	$38.6	56%		$209.5	$123.0	70%
% of Segment Revenue	66.6%	66.9%	(30)	bps	66.7%	65.8%	90	bps

Consumer Segment
Monthly Average Buyers	1.36	1.39	(2)%		1.34	1.35	(1)%
Segment Revenue	$74.7	$77.7	(4)%		$315.1	$328.7	(4)%
Segment Gross Profit	$37.4	$36.9	1%		$165.8	$169.4	(2)%
% of Segment Revenue	50.0%	47.6%	240	bps	52.6%	51.5%	110	bps

Business and Operational Highlights:
•Announced leadership changes at the start of Q1 2023, including the retirement of current Chairman and CEO, Gregg Coccari; the promotions of current President of Udemy Business Greg Brown to CEO and current Senior Vice President of Customer Success Stephanie Stapleton Sudbury to President of Udemy Business; and the hiring of Karen Fascenda as Chief People Officer and Nathan Blain as General Manager of Cohort Learning.
•Udemy Business added new, or expanded existing, relationships with global customers including European multinational chemical company, BASF SE (Germany); the world’s largest manufacturer of construction equipment, Caterpillar, Inc. (U.S.); global technology platform for Business Spend Management, Coupa Software (U.S.); the leading global platform for the luxury fashion industry, FARFETCH Limited (UK); multinational retailer Grupo Falabella (Chile); and global supplier of premium and luxury cars and vans, The Mercedes-Benz Group AG (Germany).
•Recently closed a multi-year deal with Capgemini, a global technology services company, in which Udemy Business was selected as its learning content partner to support the launch of their new Capgemini Engineering and Industry Academies.
•Continued Udemy Business’s expansion in the Asia-Pacific region with new customer wins through strategic reseller partnerships, including the fintech and software developer, Kaitai Vision Information Technology (China); shipping and logistics company, Nippon Yusen Kaisha (Japan); and provider of outsourcing, software development and security services, Ryobi Systems Co., Ltd. (Japan).
•Established new reseller partnerships in Latin America (LATAM), including HSM, an executive education provider in Brazil; CognosOnline, a leader in LATAM for digital learning solutions; and eClass, an e-learning content and technology vendor.

•Launched a collection of courses for in-demand skills compliant with 508 accessibility standards; a redesigned instructor performance dashboard with enhanced insights into Udemy Business course engagement; and a set of immersive learning data-science labs and coding exercises for new learners.
•Added a new Hindi collection, the 14th language to be included in the Udemy Business International Collection.
•Named to Built In’s Annual List of Best Places to Work, which recognized Udemy as a top employer in the U.S., Colorado, Austin and San Francisco.

Business Update
On February 13, 2023, Udemy announced to its employees that in response to macroeconomic conditions and to further streamline its operations and cost structure, it made the difficult decision to reduce its global workforce by approximately 10%. Employee notifications are complete and this action will result in a one-time charge in Q1 2023 of $8 to $9 million in non-GAAP severance costs, primarily consisting of personnel expenses, such as salaries and wages, one-time severance payments, and other benefits. Udemy expects these actions to result in annualized non-GAAP savings of approximately $30 to $32 million. Udemy believes these actions will accelerate its path to profitability and now expects to be profitable on an adjusted EBITDA basis for the second half of 2023.
Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its first quarter and full year ending December 31, 2023.

	Three Months Ending March 31, 2023	Year Ending December 31, 2023
Revenue	$168 - $172 million	$700 - $730 million
Adjusted EBITDA Margin*	(10)% - (8)%	(4)% - (2)%
Weighted Average Share Count	146 million	149 million
*Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. Adjusted EBITDA Margin outlook excludes the impact of restructuring charges.
The revenue guidance range above assumes foreign currency exchange rates will remain constant. As a result of changes in FX rates during 2022, FX is expected to impact total revenue year-over-year growth by approximately 6 percentage points in the first quarter and 3 percentage points for the full year 2023.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Tuesday, February 14, to discuss its fourth quarter and full year 2022 financial results and 2023 outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (877) 270-2148 toll-free domestically and at (412) 902-6510 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Udemy’s key non-GAAP performance measures include Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP net loss.

We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, excluding i) interest (income) expense, net; ii) provision for income taxes; iii) depreciation and amortization; iv) other expense, net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency and v) stock-based compensation expense. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort. As Adjusted EBITDA and Adjusted EBITDA Margin facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. We define non-GAAP loss as net loss attributable to common stockholders, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period. We believe the presentation of operating results that excludes these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the first quarter of 2023, the full year 2023, and future periods; anticipated future expenses and investments; our business strategy and plans; market growth; our market position and potential market opportunities; the costs and benefits associated with Udemy’s reduction in force; and the timing of completion of the reduction in force and the recognition of associated costs. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 2, 2022. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) improves lives through learning by providing flexible, effective skill development to empower organizations and individuals. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, offers the tools learners, instructors, and enterprises need to achieve their goals and reach their full potential. Millions of people learn on the Udemy platform from real-world experts in topics ranging from programming and data science to leadership and team building. Udemy Business enables employers to offer on-demand learning for all employees, immersive learning for tech teams, and cohort learning for leaders. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Istanbul and Ankara, Türkiye; Austin, Texas; Boston, Massachusetts; Mountain View, California; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; New Delhi, India; and Sao Paulo, Brazil.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Revenue	$165,330	$135,451	$629,097	$515,657
Cost of revenue (1)(2)	73,990	64,122	275,320	236,024
Gross profit	91,340	71,329	353,777	279,633
Operating expenses (1)(2)
Sales and marketing	88,558	70,624	301,347	227,023
Research and development	29,961	19,208	104,556	66,107
General and administrative	26,917	22,442	99,064	64,410
Total operating expenses	145,436	112,274	504,967	357,540
Loss from operations	(54,096)	(40,945)	(151,190)	(77,907)
Other income (expense)
Interest income (expense), net	3,335	436	4,297	(16)
Other expense, net	(257)	(206)	(4,696)	(920)
Total other income (expense), net	3,078	230	(399)	(936)
Net loss before taxes	(51,018)	(40,715)	(151,589)	(78,843)
Income tax provision	(1,135)	(669)	(2,286)	(1,183)
Net loss attributable to common stockholders	$(52,153)	$(41,384)	$(153,875)	$(80,026)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.36)	$(0.38)	$(1.09)	$(1.46)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	143,120,852	108,168,420	140,873,504	54,972,827

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$1,920	$736	$5,360	$1,623
Sales and marketing	10,538	2,852	29,054	8,637
Research and development	7,547	2,370	20,850	6,816
General and administrative	8,245	5,018	26,029	17,604
Total stock-based compensation expense	$28,250	$10,976	$81,293	$34,680

(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$725	$729	$2,900	$1,022
Sales and marketing	341	384	1,366	481
Total amortization of intangible assets	$1,066	$1,113	$4,266	$1,503

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$313,685	$533,868
Marketable securities	151,687	—
Accounts receivable, net	104,530	73,180
Prepaid expenses and other current assets	14,878	15,927
Deferred contract costs, current	30,234	18,898
Total current assets	615,014	641,873
Property and equipment, net	7,012	9,887
Capitalized software, net	27,412	20,054
Operating lease right-of-use assets	11,377	—
Restricted cash, non-current	3,629	2,900
Deferred contract costs, non-current	35,411	25,647
Strategic investments	12,104	10,000
Intangible assets, net	9,331	13,597
Goodwill	12,646	12,646
Other assets	3,632	3,247
Total assets	$737,568	$739,851
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,529	$34,627
Accrued expenses and other current liabilities	31,247	40,140
Content costs payable	37,310	35,961
Accrued compensation and benefits	22,882	22,341
Operating lease liabilities, current	7,002	—
Deferred revenue, current	273,937	208,274
Total current liabilities	386,907	341,343
Operating lease liabilities, non-current	6,545	—
Deferred revenue, non-current	4,342	2,280
Other liabilities, non-current	464	6,528
Total liabilities	398,258	350,151

Stockholders' equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	951,946	848,229
Accumulated other comprehensive loss	(233)	(1)
Accumulated deficit	(612,404)	(458,529)
Total stockholders’ equity	339,310	389,700
Total liabilities and stockholders' equity	$737,568	$739,851

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Fiscal Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(153,875)	$(80,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,216	15,297
Amortization of deferred sales commissions	32,279	17,801
Stock-based compensation	81,293	34,680
Allowance for credit losses	960	326
Accretion of marketable securities	(896)	—
Non-cash operating lease expense	6,205	—
Unrealized loss on strategic investments	2,896	—
Other	690	—
Changes in operating assets and liabilities:
Accounts receivable	(32,309)	(27,000)
Prepaid expenses and other assets	(4)	(9,903)
Deferred contract costs	(53,379)	(36,508)
Accounts payable, accrued expenses and other liabilities	(28,620)	7,272
Content costs payable	1,349	4,389
Operating lease liabilities	(6,487)	—
Deferred revenue	67,725	66,568
Net cash used in operating activities	(60,957)	(7,104)
Cash flows from investing activities:
Purchases of marketable securities	(158,503)	—
Proceeds from maturities of marketable securities	7,500	—
Purchases of property and equipment	(1,564)	(5,335)
Capitalized software costs	(14,160)	(12,868)
Purchases of strategic investments	(5,000)	(10,000)
Payments related to business combination, net of cash acquired	(1,500)	(24,490)
Net cash used in investing activities	(173,227)	(52,693)
Cash flows from financing activities:
Net proceeds from exercise of stock options	7,149	10,878
Net proceeds from issuance of redeemable convertible preferred stock	—	2
Proceeds from share purchases under employee stock purchase plan	9,192	—
Payment of redeemable convertible preferred stock issuance costs	—	(2,250)
Payment of deferred offering costs	(1,586)	(5,183)
Cash proceeds from initial public offering	—	415,187
Net cash provided by financing activities	14,755	418,634

Effect of foreign exchange rates on cash flows	(25)	—

Net increase (decrease) in cash, cash equivalents and restricted cash	(219,454)	358,837
Cash, cash equivalents and restricted cash—Beginning of period	536,768	177,931
Cash, cash equivalents and restricted cash—End of period	$317,314	$536,768

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31, 2022
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$165,330	$—	$—	$165,330
Cost of revenue	73,990	(1,920)	(725)	71,345
Gross profit	91,340	1,920	725	93,985
Operating expenses
Sales and marketing	88,558	(10,538)	(341)	77,679
Research and development	29,961	(7,547)	—	22,414
General and administrative	26,917	(8,245)	—	18,672
Total operating expenses	145,436	(26,330)	(341)	118,765
Loss from operations	(54,096)	28,250	1,066	(24,780)
Other income (expense)
Interest income, net	3,335	—	—	3,335
Other expense, net	(257)	—	—	(257)
Total other income, net	3,078	—	—	3,078
Net loss before taxes	(51,018)	28,250	1,066	(21,702)
Income tax provision	(1,135)	—	—	(1,135)
Net loss attributable to common stockholders	$(52,153)	$28,250	$1,066	$(22,837)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.36)			$(0.16)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	143,120,852			143,120,852

	Fiscal Year Ended December 31, 2022
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$629,097	$—	$—	$629,097
Cost of revenue	275,320	(5,360)	(2,900)	267,060
Gross profit	353,777	5,360	2,900	362,037
Operating expenses
Sales and marketing	301,347	(29,054)	(1,366)	270,927
Research and development	104,556	(20,850)	—	83,706
General and administrative	99,064	(26,029)	—	73,035
Total operating expenses	504,967	(75,933)	(1,366)	427,668
Loss from operations	(151,190)	81,293	4,266	(65,631)
Other income (expense)
Interest income, net	4,297	—	—	4,297
Other expense, net	(4,696)	—	—	(4,696)
Total other expense, net	(399)	—	—	(399)
Net loss before taxes	(151,589)	81,293	4,266	(66,030)
Income tax provision	(2,286)	—	—	(2,286)
Net loss attributable to common stockholders	$(153,875)	$81,293	$4,266	$(68,316)
Net loss per share attributable to common stockholders
Basic and diluted	$(1.09)			$(0.48)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	140,873,504			140,873,504

	Three Months Ended December 31, 2021
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$135,451	$—	$—	$135,451
Cost of revenue	64,122	(736)	(729)	62,657
Gross profit	71,329	736	729	72,794
Operating expenses
Sales and marketing	70,624	(2,852)	(384)	67,388
Research and development	19,208	(2,370)	—	16,838
General and administrative	22,442	(5,018)	—	17,424
Total operating expenses	112,274	(10,240)	(384)	101,650
Loss from operations	(40,945)	10,976	1,113	(28,856)
Other income (expense)
Interest income, net	436	—	—	436
Other expense, net	(206)	—	—	(206)
Total other income, net	230	—	—	230
Net loss before taxes	(40,715)	10,976	1,113	(28,626)
Income tax provision	(669)	—	—	(669)
Net loss attributable to common stockholders	$(41,384)	$10,976	$1,113	$(29,295)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.38)			$(0.27)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	108,168,420			108,168,420

	Fiscal Year Ended December 31, 2021
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$515,657	$—	$—	$515,657
Cost of revenue	236,024	(1,623)	(1,022)	233,379
Gross profit	279,633	1,623	1,022	282,278
Operating expenses
Sales and marketing	227,023	(8,637)	(481)	217,905
Research and development	66,107	(6,816)	—	59,291
General and administrative	64,410	(17,604)	—	46,806
Total operating expenses	357,540	(33,057)	(481)	324,002
Loss from operations	(77,907)	34,680	1,503	(41,724)
Other income (expense)
Interest income, net	(16)	—	—	(16)
Other expense, net	(920)	—	—	(920)
Total other expense, net	(936)	—	—	(936)
Net loss before taxes	(78,843)	34,680	1,503	(42,660)
Income tax provision	(1,183)	—	—	(1,183)
Net loss attributable to common stockholders	$(80,026)	$34,680	$1,503	$(43,843)
Net loss per share attributable to common stockholders
Basic and diluted	$(1.46)			$(0.80)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	54,972,827			54,972,827

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(52,153)	$(41,384)	$(153,875)	$(80,026)
Adjusted to exclude the following:
Interest (income) expense, net	(3,335)	(436)	(4,297)	16
Provision for income taxes	1,135	669	2,286	1,183
Depreciation and amortization	5,600	4,897	21,216	15,297
Stock-based compensation expense	28,250	10,976	81,293	34,680
Other expense, net	257	206	4,696	920
Adjusted EBITDA	$(20,246)	$(25,072)	$(48,681)	$(27,930)

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com